UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☐   Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

INTERVOICE, INC.

(Name of Registrant as Specified In Its Charter)

DAVID W. BRANDENBURG

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

The following letter was sent to Intervoice, Inc. by David W. Brandenburg on June 4, 2007.

DAVID W. BRANDENBURG

401 NORTH POINT ROAD, NO. 1002

OSPREY, FL 34229

(214) 498-1000

June 4, 2007

VIA OVERNIGHT COURIER

AND FACSIMILE TRANSMISSION

Intervoice, Inc.

17811 Waterview Parkway

Dallas, TX 75252

Attention: Corporate Secretary

Re:	Transmittal of Affidavit of Ownership with Respect to Shares of Intervoice, Inc. Owned by David W. Brandenburg

Ladies and Gentlemen:

Reference is hereby made to the solicitation of proxies (the “Proxy Solicitation”) to be conducted by the undersigned, David W. Brandenburg (the “Undersigned”), from the holders of shares of common stock, no par value per share, of Intervoice, Inc., a Texas corporation (the “Company” or “Intervoice”), to, among other things, elect a slate of seven director nominees, David W. Brandenburg, Daniel D. Hammond, Stuart Barab, Wilson David “Bill” Fargo, Timothy W. Harris, Mark A. Weinzierl and Michael J. Willner, to the Board of Directors of the Company at the 2007 Annual meeting of Shareholders of the Company and at any adjournments, postponements, reschedulings and continuations thereof.

Transmitted herewith is an Affidavit of Ownership executed by L. Ann Clark, a Senior Vice President with the firm of Raymond James & Associates, Inc., a member firm of the New York Stock Exchange, Inc., confirming and attesting that, among other things, (i) the Undersigned is the record holder of 100 shares of common stock, no par value, per share (the “Record Shares”), of the Company; and (ii) the Record Shares were first acquired by the Undersigned on, and have been continuously held in “street” name since, April 24, 2002.

Any claim that this Affidavit of Ownership is, in any way, defective or deficient, and all further correspondence on this matter, should be addressed to Barry H. Genkin, Esq., at Blank Rome LLP, via mail at One Logan Square, Philadelphia, Pennsylvania 19103-6998, by telephone at (215) 569-5514, by facsimile at (215) 832-5514 or by e-mail at Genkin@blankrome.com, so that there is adequate opportunity to address any such claim in a timely fashion. The transmittal hereby of this Affidavit of Ownership shall not be deemed an admission that such transmittal is required by any provision in the Company’s Bylaws, the Texas Business Corporation Act or any other applicable governing document or provision of law. The Undersigned reserves all rights to assert a claim for any damages or costs that he may sustain or incur, including attorneys’ fees, in the event of any dispute concerning the adequacy of this transmittal of Affidavit of Ownership.

IN WITNESS WHEREOF, the Undersigned has caused this transmittal of Affidavit of Ownership to be duly executed as of the date first written above.

/S/ DAVID W. BRANDENBURG
David W. Brandenburg

2

AFFIDAVIT OF OWNERSHIP

STATE OF GEORGIA	)
	)	SS:
COUNTY OF WHITFIELD	)

I, L. Anne Clark, being duly sworn, hereby attest that the information and facts set forth below are true and correct, including the following:

(i) I am a Senior Vice President, Investments of Raymond James & Associates, Inc. (“Raymond James”), a member firm of the New York Stock Exchange, Inc.

(ii) I am the account executive at Raymond James responsible for overseeing all brokerage, retirement and other accounts maintained with Raymond James, whether held individually, joint/JTWROS or otherwise, by David W. Brandenburg and his spouse Diana Brandenburg and have been overseeing such accounts since 1993.

(iii) Mr. Brandenburg is the record holder of 100 shares of common stock, no par value per share (the “Record Shares”), of Intervoice, Inc., a Texas corporation (the “Company”), which Shares are represented by stock certificate no. 012472 issued by the Company’s transfer agent, Computershare Limited, on May 15, 2007. A true, accurate and complete copy of such stock certificate is attached hereto as Exhibit A.

(iv) The Record Shares were first acquired by Mr. Brandenburg on, and have been continuously held in “street name” since, April 24, 2002. A copy of the related brokerage confirmation issued by Raymond James showing the acquisition of the Record Shares by Mr. Brandenburg is attached hereto as Exhibit B. I hereby confirm that the copy of such brokerage confirmation attached hereto is a true, accurate and complete copy of a genuine document validly issued by Raymond James.

I state that the above statements are true to my knowledge, information and belief.

RAYMOND JAMES & ASSOCIATES, INC.

By:	/S/ L. ANN CLARK
L. Ann Clark
Senior Vice President

SWORN TO AND SUBSCRIBED before me this 24th day of May 2007.

/S/ PATRICIA KINSEY
Notary Public

My commission expires March 22, 2011.

IMPORTANT INFORMATION

David W. Brandenburg has made a preliminary filing with the Securities and Exchange Commission of a proxy statement and an accompanying proxy card to be used to solicit proxies in connection with Intervoice’s 2007 annual meeting of shareholders. Shareholders are advised to read the proxy statement and other documents related to the solicitation of proxies from shareholders of Intervoice for use at the 2007 annual meeting as they become available because they will contain important information, including information relating to the participants in such proxy solicitation. When completed, a definitive proxy statement and a form of proxy will be mailed to Intervoice’s shareholders and will be available, along with other relevant documents, at no charge, at the Securities and Exchange Commission’s website at http://www.sec.gov or by contacting Innisfree M&A Incorporated by telephone at (888) 750-5834. Information relating to the participants in such proxy solicitation is and will be contained in the proxy statement when it is filed by David W. Brandenburg.